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                                                                  EXHIBIT (n)(1)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-88195 of Van Kampen Senior Floating Rate Fund on Form N-2 under the Securities Act of 1933, of our report dated September 6, 2002, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Post-Effective Amendment to the Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois

November 22, 2002